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                                                                     EXHIBIT 11



                   MANUGISTICS GROUP, INC. AND SUBSIDIARIES
            STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share data)


                                                                        Three Months Ended                Six Months Ended
                                                                           August 31,                        August 31,
                                                                 ------------------------------    -----------------------------
                                                                     1997             1996              1997            1996
                                                                 -------------    -------------    -------------   -------------

Weighted Average Number of Shares of Common Stock
   Oustanding                                                          22,657           21,206          22,205           21,092

Net Effect of Dilutive Stock Options Based on Treasury
   Stock Method                                                         2,056            1,172           2,124                -

                                                                 -------------    -------------    -------------   -------------
Weighted Average Shares Outstanding                                    24,713           22,378          24,329           21,092
                                                                 =============    =============    =============   =============

Net Income (Loss)                                                 $     2,637      $     1,447      $    4,677      $    (1,131)
                                                                 =============    =============    =============   =============

Earnings (Loss) Per Share                                         $      0.11      $      0.06      $     0.19      $     (0.05)
                                                                 =============    =============    =============   =============

Fully-diluted Earnings (Loss) Per Share                           $      0.11      $      0.06      $     0.19      $     (0.05)
                                                                 =============    =============    =============   =============


Amounts have been adjusted to reflect the two-for-one stock split.